SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-A


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                              Magyar Bancorp, Inc.
                              --------------------
             (Exact Name of Registrant as Specified in Its Charter)


              Delaware                               To be applied for
 ------------------------------                   -------------------------
(State of Incorporation or Organization)    (I.R.S. Employer Identification No.)


    400 Somerset Street
    New Brunswick, New Jersey                                 08903
 ------------------------------                   -------------------------
(Address of Principal Executive Offices)                   (Zip Code)

 If this form relates to the               If this form relates to the
 registration of a class of securities     registration of a class of securities
 pursuant to Section 12(b) of the          pursuant to Section 12(g) of the
 Exchange Act and is effective             Exchange Act and is effective
 pursuant to General Instruction           pursuant to General Instruction
 A.(c), please check the following         A.(d), please check the following
 box.  [ ]                                 box. [X]

Securities Act registration statement file number to which this form relates:
333-128392
----------

        Securities to be registered pursuant to Section 12(b) of the Act:

         None                                                N/A
     -------------------------------------------------------------------------
      Title of Class)                          (Name of Each Exchange on Which
                                               Each Class is to be Registered)

         Securities to be registered pursuant to Section 12(g) of the Act:

                     Common stock, par value $0.01 per share
                    ----------------------------------------
                                (Title of Class)

Item 1.  Description of Registrant's Securities to be Registered.
-----------------------------------------------------------------

         For a description of the Registrant's securities, reference is made to "Description of Capital Stock of Magyar Bancorp, Inc.," "Our Policy Regarding Dividends" and "Market for the Common Stock" in the Registrant's Registration Statement on Form SB-2, as amended (File No. 333-128392), which is hereby incorporated by reference. For a description of the provisions of the Registrant's Certificate of Incorporation and Bylaws that may render a change in control of the Registrant more difficult, reference is made to "Restrictions on the Acquisition of Magyar Bancorp, Inc. and Magyar Bank" in the Registrant's Registration Statement, as amended.

Item 2.  Exhibits.
------------------

1. Registration Statement on Form SB-2 (Registration Number 333-128392) dated September 16, 2005, as amended on October 26, 2005, November 8, 2005, November 14, 2005, November 18, 2005 and December 12, 2005, is hereby incorporated by reference.

2.        Delaware Certificate of Incorporation (incorporated by reference to
          Exhibit 3.1 of the Registration Statement on Form SB-2 as filed on September 16, 2005, as amended on October 26, 2005, November 8, 2005, November 14, 2005, November 18, 2005 and December 12, 2005).

3. Bylaws (incorporated by reference to Exhibit 3.2 of the Registration Statement on Form SB-2 as filed on September 16, 2005, as amended on October 26, 2005, November 8, 2005, November 14, 2005, November 18, 2005 and December 12, 2005).

4. Form of Common Stock Certificate (incorporated by reference to Exhibit 4 of the Registration Statement on Form SB-2 as filed on September 16, 2005, as amended on October 26, 2005, November 8, 2005, November 14, 2005, November 18, 2005 and December 12, 2005).

                                    SIGNATURE


         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934 the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                        MAGYAR BANCORP, INC.



Date:    January 13, 2006          By:  /s/ Elizabeth E. Hance
                                        --------------------------------------
                                        Elizabeth E. Hance
                                        President and Chief Executive Officer